UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2023

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MDC	New York Stock Exchange
6% Senior Notes due January 2043	MDC 43	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    On April 17, 2023, M.D.C. Holdings, Inc. (the "Company") held its 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) at which the Company’s shareholders approved a First Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”). The Amendment had been previously recommended for approval by the Company’s Compensation Committee of the Board of Directors and previously approved by the Company’s Board of Directors, in each case subject to shareholder approval. The Amendment became effective as of the date of such shareholder approval – April 17, 2023.

The Amendment increased the number of shares of Common Stock available under the plan by an additional three million (3,000,000) shares. The material features of the 2021 Equity Incentive Plan are described in the section entitled “Proposal Four - Approval of an Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan” appearing on pages 72-77 of the Company’s definitive Proxy Statement on Schedule 14A filed on March 1, 2023 in connection with the 2023 Annual Meeting, which description is incorporated herein by reference. Copies of the Amendment and the 2021 Equity Plan, as amended, are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 17, 2023, the Company held its 2023 Annual Meeting of Shareholders. There were 73,088,618 shares of common stock entitled to vote at the meeting. The final voting results for each of the proposals submitted to a vote of shareholders at the 2023 Annual Meeting were as follows:

(1)    Election of four Class II Directors of the Company to serve for three-year terms expiring in 2026:

	For	Withheld	Broker Non-Votes
Rafay Farooqui	62,208,819	785,842	3,782,927
David D. Mandarich	61,153,442	1,841,219	3,782,927
Paris G. Reece III	48,701,664	14,292,997	3,782,927
David Siegel	43,859,195	19,135,466	3,782,927

(2)     A non-binding advisory vote, to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
28,200,147	34,511,967	282,547	3,782,927

(3)     A non-binding advisory vote, as to whether a non-binding advisory vote on the compensation of the Company's named executive officers should occur every one, two or three years:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
57,955,382	71,829	4,841,369	126,081	3,782,927

(4)     Approval of an amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan to increase the shares authorized for issuance under the plan:

For	Against	Abstain	Broker Non-Votes
45,184,885	17,739,182	70,594	3,782,927

(5)     Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2023 fiscal year:

For	Against	Abstain	Broker Non-Votes
65,865,191	864,916	47,481	---

(d)    On April 17, 2023, the Company's Board of Directors determined that the Company will continue to hold advisory say-on-pay votes on an annual basis until the earlier of the next vote on the frequency of such say-on-pay votes or the Board's determination, in its discretion, that it is appropriate to hold such votes on a less frequent basis.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	First Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan
10.2	M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (as amended)
99.1
The section entitled “Proposal Four - Approval of an Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan” appearing on pages 72-77 of the Company’s definitive Proxy Statement on Schedule 14A (incorporated by reference to the Company’s definitive Proxy Statement filed on March 1, 2023).*

104	Cover Page Interactive Data file (formatted in Inline XBRL)
____________________
*Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	April 19, 2023	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary and Corporate Counsel

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